Exhibit (c)(3)

Jefferies & Company, Inc. Member SIPC Presentation to the Special Committee of the Board of Directors Regarding the Proposed Transaction September 2010 / Confidential

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the "Special Committee“) of Internet Brands (“Isis” or the “Company”) by Jefferies & Company, Inc. (“Jefferies”) in connection with a proposed transaction involving Hellman & Friedman (“Hellman”, “H&F” or “Hellman & Friedman”). These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws. The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects, and Jefferies makes no representation or warranty in respect of the accuracy, completeness or fair presentation of such information. Jefferies does not provide accounting, tax, legal or regulatory advice. In addition, Jefferies and the Company mutually agree that, subject to applicable law, the Company (and its employees, representatives and other agents) may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, and all materials of any kind (including tax opinions an other tax analyses) related thereto, without Jefferies imposing any limitation of any kind. i

Table of Contents Transaction Overview 1 Isis Recent Trading History 6 Valuation Analysis 12 Appendix Additional Valuation Materials 17 ii

Transaction Overview 1

Transaction Summary Isis has received inbound acquisition interest from multiple parties In response to the inbound approaches, Isis formed a Special Committee to review and evaluate potential interest; Jefferies was engaged to serve as financial advisor to the Special Committee Two potential acquirers were provided access to detailed diligence materials including information held in an electronic data room and multiple opportunities to meet with various members of the Management team To date, one of the two parties (Hellman & Friedman) has submitted a written offer in the form of a definitive merger agreement The H&F offer indicates a purchase price per share of $13.00, representing a 25.6% premium to Isis' closing share price of $10.35 on 8/31/10 2

Selected Terms of Hellman & Friedman’s Offer Proposal Summary (1) Consideration: $13.00 per share in cash Equity Value: $622.0 million(2) Enterprise Value: $563.6 million(2) Form of Consideration: 100% cash Proposed Financing: $155 million in committed financing (5 banks); $35 million revolver Closing Conditions: Customary closing conditions such as stockholder and HSR approvals Termination Fee: $25 million (approximately 4% of the implied Equity Value) Parent Termination Fee: $30 million Announcement Date: NA Expected Closing: December 2010 (1) Proposal received August 31, 2010 .  (2) Based on market data as of August 31, 2010. Common shares outstanding as provided by Management on August 16, 2010; assumes exercise of options consistent with the treasury method. 3

Valuation At Various Prices ($Millions) (1) Market data as of 8/31/2010. (2) Based on common shares outstanding as provided by Management on August 16, 2010. Assumes exercise of options consistent with the treasury method. (3) Balance sheet as of 6/30/2010. (4) Implied premium to average trading prices represent stated time period prior to market date. One month assumes 20 trading days. Hellman Offer 6.4x 4 Transaction Premium Metrics 10.0% 15.0% 20.0% 25.6% 30.0% 35.0% 40.0% 45.0% Share Price on 8/31/10 (1) $10.35 11.39 $ 11.90 $ 12.42 $ 13.00 $ 13.46 $ 13.97 $ 14.49 $ 15.01 $ Fully Diluted Shares Outstanding (2) 47.7 47.8 47.8 47.8 47.9 47.9 47.9 47.9 Equity Value 543.6 $ 568.7 $ 593.9 $ 622.0 $ 644.1 $ 669.2 $ 694.3 $ 719.4 $ Less: Net Cash (3) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) (58.4) Enterprise Value 485.2 $ 510.3 $ 535.5 $ 563.6 $ 585.7 $ 610.8 $ 635.9 $ 661.0 $ Implied Premium To: (4) 1 Month Average (%) 10.30 $ 10.5% 15.5% 20.5% 26.2% 30.6% 35.6% 40.6% 45.6% 3 Month Average (%) 10.48 $ 8.6% 13.5% 18.5% 24.0% 28.4% 33.3% 38.2% 43.2% 6 Month Average (%) 10.29 $ 10.6% 15.7% 20.7% 26.3% 30.7% 35.8% 40.8% 45.8% 1 Year Average (%) 9.03 $ 26.1% 31.8% 37.5% 43.9% 49.0% 54.7% 60.4% 66.2% Implied Multiples LTM Revenue (x) 4.5x 4.7x 5.0x 5.2x 5.5x 5.7x 5.9x 6.2x LTM EBITDA (x) 10.9x 11.4x 12.0x 12.6x 13.1x 13.7x 14.2x 14.8x 2010E Revenue (x) 4.2x 4.4x 4.7x 4.9x 5.1x 5.3x 5.5x 5.7x 2010E EBITDA (x) 10.2x 10.8x 11.3x 11.9x 12.4x 12.9x 13.4x 13.9x 2011E Revenue (x) 3.6x 3.7x 3.9x 4.1x 4.3x 4.5x 4.7x 4.8x 2011E EBITDA (x) 8.4x 8.8x 9.2x 9.7x 10.1x 10.5x 11.0x 11.4x Median of Select Public Company Comparables Multiple 2010E EBITDA (x) 7.2x 2011E EBITDA (x)

Transaction Overview Source: Management estimates. Based on common shares outstanding as provided by Management on August 16, 2010. Assumes exercise of options consistent with the treasury method. Median premiums of selected technology transactions since 1/1/2008. Total debt reflects capital lease obligations of $0.3 million. Net Income adjusted for stock based compensation expense. Source: Capital IQ. Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector. Implied Transaction Metrics And Relative Multiple Summary ($ Millions, except per share value) 6.4x 1.3x 5 Current Market Data Implied Indication Metrics Median Public Seller Premium (2) Closing Share Price (8/31/10) $10.35 Offer Price Per Share $13.00 1 Trading Day Prior (8/30/10) $10.52 Premium to 1-Day Prior Price 23.6% 28.6% 20 Trading Days Prior (8/4/10) $10.83 Premium to 20-Day Prior Price 20.0% 33.0% 20 Day VWAP $10.35 20 Day VWAP 25.6% Diluted Shares Outstanding (1) 47.7 Diluted Shares Outstanding (1) 47.8 Equity Market Value $493.4 Equity Market Value $622.0 Plus: Total Debt (3) $0.3 Plus: Total Debt (3) $0.3 Less: Cash & Equivalents ($58.7) Less: Cash & Equivalents ($58.7) Total Enterprise Value $435.1 Total Enterprise Value $563.6 Median Comparable Multiples Internet Comparables JEF Internet Index (5) Precedent Transactions Total Enterprise Value / TTM Revenue $107.5 4.0x Total Enterprise Value / TTM Revenue 5.2x 1.2x 1.7x 2.0x Total Enterprise Value / 2010E Revenue $115.1 3.8x Total Enterprise Value / 2010E Revenue 4.9x 1.2x 1.5x - Total Enterprise Value / 2011E Revenue $136.7 3.2x Total Enterprise Value / 2011E Revenue 4.1x 1.1x  - Total Enterprise Value / TTM EBITDA $44.7 9.7x Total Enterprise Value / TTM EBITDA 12.6x 7.2x 9.1x 10.8x Total Enterprise Value / 2010E EBITDA $47.4 9.2x Total Enterprise Value / 2010E EBITDA 11.9x 7.2x 8.5x - Total Enterprise Value / 2011E EBITDA $57.9 7.5x Total Enterprise Value / 2011E EBITDA 9.7x  6.9x - TTM P/E (4) $0.38 27.3x TTM P/E (4) 34.3x 18.2x 22.9x - 2010E P/E (4) $0.40 25.9x 2010E P/E (4) 32.5x 15.4x 24.0x - 2011E P/E (4) $0.50 20.8x 2011E P/E (4) 26.1x 14.4x 18.3x - Current Market Multiples Applicable Figure Current Multiple Implied Proposed Transaction Multiples Implied Transaction Multiples

Isis Recent Trading History 6

Summary Observations Isis completed an Initial Public Offering at $8.00 per share on November 16, 2007 Isis’s stock price rose approximately 146% from trough to peak; historical stock price high is $11.22 (May 17, 2010) Isis Historical Stock Price Performance (1) Historical Daily Closing Share Price and Volume Performance From November 16, 2007 (IPO Date) to August 31, 2010 8 7/29/2010: Reports Q2 EPS of $0.10, $0.03 better than the analyst estimate of $0.07 9 7/30/2009: Exceeds Q2 consensus EPS of $0.05 7 4/29/2009: Reports Q1 EPS of $0.05, $0.01 better than the analyst estimate of $0.04 6 5/7/2008: Joseph Rosenblum named CTO 3 1 11/16/2007: Announces the pricing of its initial public offering of common stock at $8.00 per share on the NASDAQ 4 8/6/2008: Expands Shopping and Careers verticals through the acquisition of 12 new websites 12/21/2007: Added to the Russell 2000 and 3000 Indices 2 8/29/2008: Scott Friedman named CFO 5  6 2 3 1 4 9 5 Current Share Price: $10.35 Offer Price: $13.00 Historical Median: $7.18 Historical Average: $7.45 Historical High: $11.22 Historical Low: $4.57 H&F Offer Price: $13.00 8 7 Source: Capital IQ, Company public filings and press releases. 2/18/2010: Isis grows Health and Home verticals with seven acquisitions 9 7

LTM VWAP Analysis Price / Volume Market Snapshot Current $ 10.35 1-Year VWAP $ 9.00 20-Day VWAP $ 10.35 52-Week High Close $ 11.22 52-Week Low Close $ 6.91 ADTV 118.0 Market Perspective Stock’s 50-day moving average is well above its 200-day moving average Current share price reflects higher end of trading band over past 12 months Shares currently trading above LTM VWAP and roughly equal to the 50-day moving average of $10.47 Source: Capital IQ. Isis Market Activity & LTM Trading Summary 8/31/10 8

Isis’ LTM EBITDA Multiple Is Near Its Highest Level Since Its IPO LTM EBITDA Multiple Performance from November 16, 2007 to August 31, 2010 LTM EBITDA Statistics Current (8/31/2010): 9.7x High: 10.7x Low: 4.3x Trading Average: 7.4x LTM EBITDA Multiple of Offer(1): 12.6x Source: Capital IQ. Historical data points conservatively include stock-based compensation as an expense (reduction to EBITDA). (1) Offer price of $13.00 per share. 8/31/10 9

Isis Relative Trading Performance (August 31, 2009 – August 31, 2010) (1) Source: Capital IQ. (2) Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector. (3) Selected Public Company Comparables Index includes GOOG, AOL, ANSW, YHOO, TZOO, TTGT, QNST, and KNOT. Index Performance (1) Isis 42.0% JEF Internet Index (2) 10.8% NASDAQ 6.2% Select Public Company Index (3) (3.4%) Isis Compared With Broader Indices 10

Current Shareholder Base (1) (1) Source: Management data as of August 16, 2010. Shareholder Base Analysis Investor Voting Breakdown Insider vs. Non-Insider Voting Breakdown 11 Investor Name (Class A Shares) (Class B Shares) Voting Idealab Holdings LLC 5,766,797 3,025,000 66,266,797 Polaris Venture Partners 4,474,799 4,474,799 Robert N Brisco 3,597,135 3,597,135 Capital World Investors 3,272,895 3,272,895 Dimensional Fund 2,254,319 2,254,319 Redpoint Ventures 2,072,379 2,072,379 Blackrock Global 1,332,887 1,332,887 Capital Research 1,271,308 1,271,308 Special Situations 1,194,041 1,194,041 RS Investment Management 1,176,052 1,176,052 Vanguard Group 1,113,533 1,113,533 Northern Trust 693,745 693,745 Shannon River 654,633 654,633 AP Capital Holdings II LLC 650,000 650,000 Century Capital Management 642,386 642,386 State Street Global Advisors 602,592 602,592 Pyramis Global Advisors 529,129 529,129 Crosslink Capital 491,800 491,800 B Lynn Walsh Trust 483,842 483,842 Allianz Global Investors 340,900 340,900 Other Investors Under 340,000 Shares 5,634,456 5,634,456 Unidentified Shareholders 5,013,554 5,013,554 Total 43,263,182 3,025,000 103,763,182 Holdings

Valuation Analysis 12

Isis Historical and Projected Income Statement Source: Figures shown from Isis management estimates and historical company filings. (1) Assumed Company guided tax rate of 40.5%. (2) EBITDA adjusted for stock based compensation expense. (3) Free Cash Flow (FCF) defined as EBITDA less capital expenditures. Consolidated Income Statement: FY ending December 31 ($ Millions) 13 CY2009A CY2010E CY2011P CY2012P CY2013P CY2014P CY2015P 2011-2015 Consolidated Income Statement CAGR Consumer Internet 66.2 $ 79.3 $ 97.7 $ 117.3 $ 137.3 $ 157.7 $ 179.1 $ 16.4% Licensing 33.6 35.7 39.0 41.6 44.4 47.6 51.1 7.0% Total Revenue 99.8 $ 115.1 $ 136.7 $ 158.9 $ 181.7 $ 205.3 $ 230.1 $ 13.9% % Growth 15.3% 18.8% 16.3% 14.3% 13.0% 12.1% Cost of Revenue 18.8 20.7 22.6 23.9 25.1 26.4 27.7 Gross Profit 81.0 $ 94.3 $ 114.0 $ 135.0 $ 156.5 $ 178.9 $ 202.4 $ 15.4% Gross Margin 81.2% 82.0% 83.4% 85.0% 86.2% 87.1% 88.0% Operating Expenses 60.7 70.1 80.0 89.0 100.6 112.8 125.8 Operating Income 20.2 $ 24.2 $ 34.1 $ 46.1 $ 56.0 $ 66.1 $ 76.6 $ 22.5% Operating Margin 20.3% 21.1% 24.9% 29.0% 30.8% 32.2% 33.3% Other Income / (Expense) (0.3) 2.8 0.3 0.3 0.3 0.4 0.4 Pre-Tax Income 19.9 27.1 34.3 46.4 56.3 66.5 77.0 Taxes (1) 7.5 11.0 13.9 18.8 22.8 26.9 31.2 Net Income 12.4 $ 16.1 $ 20.4 $ 27.6 $ 33.5 $ 39.6 $ 45.8 $ 22.4% Net Margin 12.4% 14.0% 15.0% 17.4% 18.4% 19.3% 19.9% Adjusted EBITDA (2) 40.1 $ 47.4 $ 57.9 $ 69.9 $ 81.6 $ 92.8 $ 104.6 $ 15.9% Adjusted EBITDA Margin 40.2% 41.2% 42.4% 44.0% 44.9% 45.2% 45.4% Capital Expenditures 34.1 $ 13.4 $ 15.0 $ 16.6 $ 18.1 $ 19.6 $ 21.2 $ Free Cash Flow (3) 6.0 $ 34.0 $ 42.9 $ 53.3 $ 63.5 $ 73.1 $ 83.4 $ 18.1% Future Acquisitions - 30.0 30.0 30.0 30.0 30.0 30.0 Free Cash Flow After Acquisitions 6.0 $ 4.0 $ 12.9 $ 23.3 $ 33.5 $ 43.1 $ 53.4 $ 42.7%

(1) Source: Select analyst research. (2) Figures shown from management estimates and historical company filings. (3) EPS estimates adjusted for stock based compensation expense. Management Long-term Plan Vs. Street Research(1) ($ Millions, except per share figures) Date Source of Projections(1) Stock Price 8/31/10 Opinion 12 Mo. Target Rev. Estimates EPS Estimates FY2010 FY2011 FY2010 FY2011 7/30/2010 Canaccord Genuity $10.35 Buy $12.50 $114 $124 $0.32 $0.36 7/30/2010 Gleacher & Company Buy $14.00 $114 $125 $0.32 $0.36 8/2/2010 Imperial Capital Outperform NA $115 $131 $0.39 $0.48 7/30/2010 Jefferies & Company Buy $12.00 $115 $136 $0.31 $0.44 7/30/2010 Needham & Company Buy $12.00 $115 $128 $0.43 $0.45 Median $115 $128 $0.32 $0.44 Management(2) NA NA $115 $137 $0.34 $0.43 Management, Adjusted(2,3) NA NA $115 $137 $0.40 $0.50 14

CY2011E EBITDA Multiples CY2011E Revenue Growth CY2010E Revenue Growth CY2010E EBITDA Multiples CY2011E Revenue Multiples CY2010E Revenue Multiples Comparable Company Analysis ($Millions) CY2010E EBITDA Margin CY2011E EBITDA Margin Operating Metrics Valuation Metrics Median(1) = 7.7% Median(1) = 23.5% Median(1) = 24.5% Note: As of 8/31/2010. Isis preliminary projections from Isis management and include acquisitions. Comparable projections from selected analyst reports. EBITDA and EPS estimates adjusted for stock-based comp. and non-recurring items. (1) Median does not include Isis or Jefferies Internet Index. Jefferies Internet Index is comprised of a set of 53 publicly-traded companies in the digital media / internet market sector. Median(1) = 1.1x Median(1) = 7.2x Median(1) = 6.4x Median(1) = 9.0% Median(1) = 1.2x (26.7)% 15

Appendix 16

Additional Valuation Materials 17

Comparable Company Analysis Valuation information calculated using the closing price on 8/31/2010. Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010. Not Available (NA) when relevant or projected figure is not publicly available. Figures shown represent Management’s estimates. Net Income adjusted for stock based compensation. Operating Metrics ($ Millions) 18 Revenue '10-'11 Rev. Gross Margin EBITDA Margin Net Margin Company (1)(2) TTM FY2010 FY2011 Growth TTM FY2010 FY2011 TTM FY2010 FY2011 TTM FY2010 FY2011 Google Inc. $26,214 $28,315 $32,672 15.4% 63.3% 64.0% 63.5% 46.6% 45.2% 46.6% 25.8% 32.1% 33.2% Yahoo! Inc. $6,506 $6,595 $6,830 3.6% 56.3% 57.2% 57.2% 22.8% 25.6% 26.8% 16.0% 18.0% 18.2% AOL, Inc. $2,850 $2,388 $2,047 (14.3%) 42.0% 55.5% 52.9% 37.9% 30.6% 25.7% 15.6% 12.3% 8.9% QuinStreet, Inc. $335 $384 $412 7.3% 29.0% 27.7% 27.5% 21.3% 21.3% 21.4% 11.9% 12.0% 12.3% Travelzoo Inc. $104 $109 $118 8.2% 94.0% 94.1% 94.0% 18.8% 19.1% 17.4% 8.4% 8.7% 9.3% The Knot, Inc. $111 $114 $123 8.1% 78.9% 78.6% 77.8% 15.3% 11.0% 10.8% 11.2% 4.7% 5.2% TechTarget, Inc. $92 $96 $108 12.1% 75.1% 75.9% 75.4% 18.7% 20.9% 23.3% 10.5% 11.2% 12.6% Answers Corporation $22 $20 $20 (1.3%) 79.9% 78.9% 79.2% 33.6% 27.4% 26.9% 25.0% 33.2% 17.6% 75th Percentile $3,764 $3,439 $3,243 9.2% 79.2% 78.7% 78.2% 34.7% 28.2% 26.8% 18.2% 21.5% 17.8% Median $223 $249 $267 7.7% 69.2% 69.9% 69.5% 22.0% 23.5% 24.5% 13.7% 12.2% 12.4% 25th Percentile $101 $106 $115 2.3% 52.8% 56.8% 56.1% 18.8% 20.4% 20.4% 11.0% 10.6% 9.2% Isis (3) $107 $115 $137 18.8% 81.7% 82.0% 83.4% 41.6% 41.2% 42.4% 16.6% 16.6% 17.3%

Comparable Company Analysis Valuation information calculated using the closing price on 8/31/2010. Projected financials from selected analyst reports. Trailing Twelve Months (TTM) represents the twelve months ending June 30, 2010. Not Available (NA) when relevant or projected figure is not publicly available; NM is not meaningful (NM). Figures shown represent Management’s estimates. Net Income adjusted for stock based compensation. Total Enterprise Value (TEV) defined as equity market capitalization plus debt less cash and cash equivalents. Valuation Metrics ($ Millions) 19 TEV / Revenue TEV / EBITDA P / E Company (1)(2)(3) EMC Net Cash TEV (4) TTM 2010 2011 TTM 2010 2011 TTM 2010 2011 Google Inc. 71.5% $155,486 $30,436 $125,050 4.8x 4.4x 3.8x 10.2x 9.8x 8.2x 21.4x 16.1x 14.1x Yahoo! Inc. 68.6% $17,675 $3,629 $14,046 2.2x 2.1x 2.1x 9.5x 8.3x 7.7x 17.9x 15.4x 13.1x AOL, Inc. 75.4% $2,366 $323 $2,044 0.7x 0.9x 1.0x 1.9x 2.8x 3.9x 5.3x 9.5x 13.2x QuinStreet, Inc. 58.8% $512 $62 $450 1.3x 1.2x 1.1x 6.3x 5.5x 5.1x 12.2x 11.6x 10.5x Travelzoo Inc. 86.9% $302 $32 $270 2.6x 2.5x 2.3x 13.8x 13.0x 13.2x 34.4x 31.5x 28.1x The Knot, Inc. 59.0% $250 $124 $126 1.1x 1.1x 1.0x 7.4x 10.0x 9.5x 18.4x NM 37.0x TechTarget, Inc. 64.0% $199 $78 $121 1.3x 1.3x 1.1x 7.0x 6.0x 4.8x 19.1x 18.3x 14.8x Answers Corporation 45.2% $40 $22 $18 0.8x 0.9x 0.9x 2.4x 3.2x 3.3x 7.7x 8.3x 16.3x 75th Percentile $6,194 $1,149 $5,044 2.3x 2.2x 2.1x 9.7x 9.8x 8.5x 19.6x 17.2x 19.3x Median $407 $101 $360 1.3x 1.2x 1.1x 7.2x 7.2x 6.4x 18.2x 15.4x 14.4x 25th Percentile $238 $55 $125 1.1x 1.0x 1.0x 5.3x 4.9x 4.6x 11.0x 10.5x 13.2x Isis (3) 90.0% $493 $58 $435 4.0x 3.8x 3.2x 9.7x 9.2x 7.5x 27.3x 25.9x 20.8x % of 52 Week High

Public Premiums Selected Public Technology Transactions since 1/1/2008 with Equity Consideration between $500 million and $1 billion 20 Premium Paid (%) 1 Day Prior 20 Days Prior 6/3/2010 Thoma Bravo SonicWALL Inc 27.9% 19.8% 5/7/2010 CGI Group Inc Stanley Inc 29.3% 22.6% 4/28/2010 Hewlett-Packard Co Palm Inc 23.1% 51.6% 4/16/2010 Oracle Corp Phase Forward Inc 30.0% 31.9% 12/18/2009 SAC Capital LLC and GSO Capital Partners LP Airvana Inc 22.6% 22.4% 7/22/2009 Apax Partners Worldwide Bankrate Inc 15.8% 18.3% 6/4/2009 Intel Corp Wind River Systems Inc 43.8% 56.9% 2/10/2009 Live Nation Entertainment Ticketmaster Entertainment 8.5% (4.3%) 1/22/2009 Autonomy Corp PLC Interwoven Inc 36.8% 41.2% 1/8/2009 TD Ameritrade Inc Thinkorswim Group Inc 54.1% 44.1% 3/31/2008 ANSYS Inc Ansoft Corp 39.3% 34.2% 3/17/2008 BMC Software Inc BladeLogic Inc 18.6% 60.9% 75th Percentile 37.4% 46.0% Median 28.6% 33.0% 25th Percentile 21.6% 21.7% Announce Date Buyer Seller Seller Description Provides systems integration and professional services to the US federal government offering solutions Develops electronic design automation software thereby streamlining the performance of electronic products, including cellular phones and Internet-access devices Develops data center automation software enabling the linkage of people, management tasks, and configuration data to optimize IT infrastructure Designs and manufactures network security, content security, and business continuity solutions Provides integrated clinical research suite of enterprise-level software products, services, and hosted solutions Provides investor education, brokerage and related financial services to self-directed investors Manufactures and wholesales palm-sized computing devices Provides network infrastructure products that are used by wireless operators to provide mobile broadband services Provides online financial information and web hosting services Provides software optimization services Provides ecommerce retail services for ticket sales, ticket resale services, marketing and distribution Develops Internet-based content management software, including collaborative document management, e-mail management, and Web content management

Premiums Paid Analysis 1 Day Prior To Announcement Number Of Transactions Selected Public Technology Transactions on U.S. Exchanges Between $500 Million and $1 Billion In Equity Value Since January 1, 2008 Premium 75th Percentile 37.4% Median 28.6% 25th Percentile 21.6% 20 Days Prior To Announcement Number Of Transactions Premium 75th Percentile 46.0% Median 33.0% 25th Percentile 21.7% 21

Precedent Transaction Analysis Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known. Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce. Retail Convergence transaction excludes the potential earn-out of $170 million payable. Inclusion of the earn-out results in an Adjusted Revenue multiple of 2.8x; Adjusted EBITDA multiple is NM. Select Digital Media Transactions Announced Since June 30, 2008 ($ Millions) 22 6/28/2010 Bankrate, Inc. NetQuote, Inc. $205.0 Conf. Conf. 6/28/2010 Bankrate, Inc. Creditcards.com 145.0 Conf. Conf. 5/20/2010 Rakuten USA, Inc. Buy.com, Inc. 250.0 4.0x NA 3/8/2010 CCMP Capital Advisors infoGROUP, Inc. 643.2 1.3x 6.8x 10/27/2009 GSI Commerce Inc. Retail Convergence, Inc. (3) 176.9 1.4x NM 8/9/2009 Publicis Groupe SA Razorfish 545.1 1.4x 14.2x 7/22/2009 Apax Partners Worldwide, LLP Bankrate, Inc. 495.5 3.2x 9.6x 9/15/2008 Best Buy Co., Inc. Napster, Inc. 66.7 0.5x NM 8/29/2008 Microsoft Corp. Greenfield Online, Inc. 421.5 3.1x 10.4x 75th Percentile $495.5 3.2x 13.1x Median $250.0 2.0x 10.8x 25th Percentile $176.9 1.4x 9.8x Announce Date Buyer Seller Adjusted Price/ EBITDA (2) Adjusted Price (1) Adjusted Price/ Revenue (2)

Precedent Transaction Analysis (With Financial Sponsors) Prices paid have been adjusted for cash and debt on the seller's balance sheet at the time of acquisition if known. Seller financials refer to the most recent trailing twelve months available prior to or in conjunction with transaction announce. Select Software & Digital Media Transactions By Financial Sponsors Announced Since January 1, 2009 ($ Millions) 23 6/2/2010 Thoma Bravo SonicWALL, Inc. $496.2 2.4x 12.5x 5/17/2010 Vision Solutions, Inc. Double-Take Software 150.9 1.8x 8.2x 5/3/2010 Apax Partners Sophos 830.0 3.2x NA 3/8/2010 CCMP Capital Advisors infoGROUP, Inc. 643.2 1.3x 6.8x 2/11/2010 Advent; Bain Capital, Berkshire Partners SkillSoft plc 1,078.3 3.4x 8.8x 12/8/2009 Francisco Partners QuadraMed Corp 104.9 0.7x 6.7x 7/22/2009 Apax Partners Worldwide, LLP Bankrate, Inc. 495.5 3.2x 9.6x 7/7/2009 Symphony Technology, Elliott Associates MSC.Software Corporation 211.4 0.9x 6.5x 6/12/2009 Golden Gate & Infor SoftBrands, Inc. 84.0 0.8x 5.7x 4/13/2009 Thoma Cressey Bravo Entrust Inc. 87.1 0.9x 9.7x 4/6/2009 Vista Equity Partners SumTotal Systems 56.7 0.5x 7.6x 1/12/2009 Vector Capital Aladdin Knowledge Systems 154.3 1.3x 11.1x 75th Percentile $532.9 2.6x 9.6x Median $182.8 1.3x 8.2x 25th Percentile $100.4 0.9x 6.7x Adjusted Price/ Revenue (2) Adjusted Price/ EBITDA (2) Announce Date Buyer Seller Adjusted Price (1)

Comparable Public Company Descriptions Company Description AOL AOL Inc. operates as a Web services company that offers a suite of brands and offerings for the worldwide audience. Its business spans online content, products, and services for consumers, publishers, and advertisers. The company produces digital content and sells display advertising. AOL Inc. operates approximately 80 branded and content sites. The company also provides various consumer applications comprising communications products and services, such as mail, instant messaging, and a suite of mobile offerings. In addition, AOL Inc. operates an advertising network in the United States, which focuses on building content for its consumers, as well as on providing products and services for its advertising and publishing partners. Answers Corporation Answers Corporation provides answer-based search services to users primarily through its Web site, Answers.com. The Answers.com Web site is a questions and answers site, which comprises WikiAnswers and ReferenceAnswers platforms to cater online consumers to locate answers to their questions. WikiAnswers is a community-generated social knowledge Q&A platform that is available in various languages, such as English, French, Italian, German, and Spanish, where people ask questions and the community answers them. Google Google Inc., a technology company, maintains index of Web sites and other online content for users, advertisers, Google network members, and other content providers. It helps users to obtain instant access to relevant information from its online index. Its products and services include Google.com for search and personalization, which provides a wide platform for website search tools. The company’s products also comprise Google Docs, Gmail, Google Groups, and YouTube. In addition, it offers Google Chrome, Google Chrome OS and Android, a mobile software platform. The Knot The Knot, Inc. provides multiplatform media services to the wedding, newlywed, and pregnancy markets in the United States. The company provides online and offline services through various media, such as magazines, books, syndication, television, Web sites, and social media under the brand names of The Knot, The Nest, and The Bump. Its online services include the operation of Web sites that offer various services, including relevant lifestage content, personal wedding Web sites, local resource listings, active membership and community participation, user-generated content, one-stop registry shopping service, online stores, and Web site network and sister sites. QuinStreet QuinStreet, Inc. provides online direct marketing and media services. The company offers online messaging, email broadcasting, search engine marketing, and brand management services. It caters to education, financial services, healthcare, advertising, and tourism sectors. QuinStreet, Inc. also operates web portal which offers comprehensive consumer information service and companion insurance brokerage service to self-directed insurance shoppers. TechTarget TechTarget, Inc. provides specialized online content that brings together buyers and sellers of corporate information technology (IT) products. The company sells customized marketing programs that enable IT vendors to reach corporate IT decision makers who are researching specific IT purchases. It operates a network of approximately 60 Web sites, which focus on a specific IT sector, such as storage, security, or networking. The company’s online offerings include in-person events and specialized IT magazines, which enable advertisers to engage buyers in their decision-making process for IT purchases. Travelzoo Travelzoo Inc., an Internet media company, publishes travel and entertainment offers from various travel and entertainment companies in North America and Europe. The company’s publications and products include the Travelzoo Web sites, the Travelzoo Top 20 e-mail newsletter, and the Newsflash e-mail alert service. It also offers the SuperSearch pay-per-click travel search tool; and the Travelzoo Network, a network of third-party Web sites that list deals published by Travelzoo. In addition, the company operates Fly.com, a travel search engine that allows users to find the best prices on flights from various airlines and online travel agencies. Its products provide advertising opportunities for airlines, hotels, cruise lines, vacation packagers, and other travel and entertainment companies. Yahoo! Yahoo! Inc. provides online properties and services to users; and marketing services to advertisers worldwide. Its integrated consumer experiences offerings include the Yahoo! Home Page, My Yahoo!, and Connected TV over the Web, mobile, or TV. Communications offerings comprise Yahoo! Mail and Yahoo! Messenger, which provide a range of communication services to users and small businesses across various devices and broadband Internet access partners. The company also offers media products and solutions comprising online media properties. In addition, the company provides a range of tools for online display advertising, including rich media, video, and targeting. Source: CapitalIQ. 24